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                                                                      EXHIBIT 3

MORTGAGE OF SHARES made 23 September 1998

BETWEEN:

(1) WOODCOMBE LIMITED (Company Number 080002C) of Ground Floor, 19/21 Circular Road, Douglas, Isle of Man (the "MORTGAGOR"); and

(2) AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED A.C.N. 005 357 522 a company incorporated in Victoria, Australia of Level 17, 530 Collins Street, Melbourne, Victoria, Australia (the "MORTGAGEE").

RECITALS:

A. At the request of the Mortgagor, the Mortgagee has agreed to enter into the Residual Value Put Option Agreement in favour of the Owner.

B. The Mortgagor considers that by providing this Mortgage there will be a commercial benefit flowing to the Mortgagor.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Mortgage, including the recitals, unless the context otherwise requires:

     "ARTICLES OF ASSOCIATION" means the constituent documents of the Company;

     "ATTORNEY" means any attorney appointed under this Mortgage;

     "AUTHORISATION" means any approval, authorisation, consent, exemption, filing, licence, notarisation, registration or waiver, however described, and any renewal of or variation to any of them;

     "AUTHORISED REPRESENTATIVE" means:

     (a)  in respect of the Mortgagee:

          (i) any company secretary or director of the Mortgagee or any officer of the Mortgagee whose title or office includes the word "manager" or "director" (or any cognate of either of those words);

          (ii)  any person acting with any such title or in any such office; or

          (iii) any person nominated by or on behalf of the Mortgagee as an Authorised Representative by notice to the Mortgagor; and

     (b) in respect of the Mortgagor, any person nominated by or an behalf of the Mortgagor as an Authorised Representative by notice to the Mortgagee,

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          the notice being accompanied by and certifying the correctness of a copy of the signature of any person so appointed;

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general banking business, and the Mortgagee is open for business, in Melbourne, Australia;

     "CERTIFICATE" means the certificate and any other document of title to or otherwise evidencing title to any Shares;

     "COMPANY" means Cover-All Technologies Inc. a company incorporated in the State of Delaware, United States of America;

     "CONTROLLER" means, in relation to an entity's property:

     (a)  a receiver or receiver and manager of that property; or

     (b) anyone else who (whether or not as agent for that entity) is in possession, or has control of that property for the purposes of enforcing a Security Interest;

     "DEBTOR" means Makator Pty Ltd A.C.N. 083 530 232;

     "DEPOSITED SHARES" means Shares, for which the Certificates and Share Transfer are, at any time, deposited by the Mortgagor with the Mortgagee under clause 2.4;

     "EVENT OF DEFAULT" means any of the events described in clause 7.1;

     "FINANCIAL INDEBTEDNESS" of a person means any obligation of that person, whether present or future, actual or contingent, to pay or deliver any money, currency or commodity, under or in respect of any financial accommodation or arrangement including, without limitation, under or in respect of any:

     (a)  moneys borrowed or raised by that person;

     (b)  Guarantee;

     (c) bond, debenture, note, certificate, redeemable or repurchasable share or stock, bill of exchange or any similar instrument (whether or not transferable or negotiable);

     (d) put option or buy back, or discounting arrangement in relation to any property;

     (e) lease, licence or other arrangement in respect of any property (real or personal tangible or intangible) entered into primarily for the purpose of raising finance or of financing the acquisition of the property leased, licensed or subject to the relevant arrangement (other than any lease,

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          licence or arrangement which may be accounted for as an operating lease under any applicable approved accounting standard in Australia);

     (f) hire purchase or deferred payment obligation for any property acquired or service employed;

     (g)  liability to meet calls in respect of the unpaid amount of any shares;

     (h) interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction; or

     (i) arrangement which achieves the same commercial effect as any of the above;

     "GOVERNMENT AGENCY" means a government or government department, a governmental semi-governmental or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law;

     "GUARANTEE" means a guarantee, indemnity, letter of credit, performance bond, acceptance or endorsement, or legally enforceable undertaking or obligation:

     (a) to pay or to provide funds (including by the purchase of any property) in, or to enable payment or discharge of;

     (b)  to indemnify against the consequences of default in the payment of; or

     (c)  otherwise to be responsible for,

     any obligation (whether or not it involves the payment of money) or indebtedness, or otherwise to be responsible for the solvency or financial condition, of any other person;

     "GUARANTOR" mean any person giving a Guarantee to the Mortgagee of the Mortgagor's or the Debtor's obligations in respect of the Secured Moneys;

     "MATERIAL ADVERSE EFFECT" means, in respect of a person, a material adverse effect on:

     (a)  its business, assets or financial condition; or

     (b)  its ability to perform its obligations under this Mortgage,

     and, in respect of the Mortgaged Property, a material adverse effect on any part of the Mortgaged Property;

     "MORTGAGE" means as the context requires this document or the security constituted by this document;

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     "MORTGAGED PROPERTY" means all of the right, title and interest, both present and future, in, to, under or derived from:

     (c)  the Present Shares;

     (d)  the Deposited Shares; and

     (e)  the New Rights;

     "NEW RIGHTS" means any present or future right of the Mortgagor:

     (a) to or in any money, dividend, interest, offer, bonus, option, Share, debenture, debenture stock, bond, note or any security;

     (b) resulting from any substitution, conversion, redemption, forfeiture, cancellation, reclassification, consolidation or subdivision; or

     (c) resulting from a reduction of capital, liquidation or scheme of arrangement,

     in connection with the Mortgaged Property;

     "OWNER" means ANZ Leasing (Vic) Pty Ltd A.C.N. 006 362 474;

     "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, with the passage of time or the giving of notice or both, would become an Event of Default;

     "PRESENT SHARES" means the Shares in the Company specified in schedule 1;

     "RECEIVER" means any receiver or receiver and manager appointed under this Mortgage;

     "RESIDUAL VALUE PUT OPTION AGREEMENT" means the Residual Value Put Option Agreement to be entered into between the Mortgagee and the Owner;

     "SECURED MONEYS" means all amounts which are payable, owing but not payable, or contingently owing by the Debtor to the Mortgagee under the Shortfall Indemnity or by the Mortgagor to the Mortgagee under this Mortgage;

     "SECURITY INTEREST" means:

     (a) a mortgage, pledge, lien, charge, assignment, hypothecation, secured interest, title retention arrangement, preferential right, trust arrangement or other arrangement (including, without limitation, any set-off or "flawed-asset" arrangement) having the same or equivalent commercial effect as a grant of security; or

     (b) an agreement to create or give any arrangement referred to in paragraph (a) of this definition;

     "SHARE TRANSFER" means in respect of a Share an executed document of transfer sufficient to transfer all of the legal and beneficial ownership of that Share to the Mortgagee or its nominee;

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     "SHARE" means a share, stock or unit in the capital of a body corporate;

     "SHORTFALL INDEMNITY" means the Shortfall Indemnity to be entered into between the Debtor and the Mortgagee; and

     "TAX" means a present or future tax, levy, impost, deduction, charge, duty, compulsory loan or withholding (together with any related interest, penalty, fine and expense in connection with any of them) levied or imposed by any Government Agency, other than any imposed on overall net income.

1.2  GENERAL

     In this Mortgage, including the recitals, unless the context otherwise requires:

     (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or any legislative provision substituted for, and any subordinate legislation under, that legislation or legislative provision;

     (b)  the singular includes the plural and vice versa;

     (c) a reference to an individual or person includes a corporation, firm, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (d)  a referral to any gender includes all genders;

     (e) a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule. or annexure of or to this Mortgage;

     (f)  a schedule or annexure forms part of this Mortgage;

     (g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time;

     (h) a reference to any party to the Mortgage or any other document or includes that party's executors, administrators, substitutes, permitted assigns;

     (i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

     (j) a reference to "BANKRUPTCY" or "WINDING UP" includes bankruptcy, winding up, liquidation, dissolution, becoming an insolvent under administration (as defined in section 9 of the Corporations Law) and the occurrence of anything analogous or having a substantially similar effect to any of those conditions or matters under the law of any applicable jurisdiction, and to the procedures, circumstances and events which constitute any of those conditions or matters; and

     (k) a reference to a matter being "TO THE KNOWLEDGE" of a person means that the matter is to the best of the knowledge and belief of that person after

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          making reasonable enquiries in the circumstances.

1.3  HEADINGS

     In this Mortgage, including the recitals, headings are for convenience of reference only and do not affect interpretation.

1.4  BENEFICIAL OWNER

     By the use in this Mortgage of the words "AS BENEFICIAL OWNER", the covenants implied by the relevant legislation under the governing law in respect of a conveyance by a person expressed to convey by way of mortgage as beneficial owner are incorporated in and form part of this Mortgage insofar as they are applicable and are not inconsistent with the express covenants of this Mortgage.

2.   SECURITY

2.1  MORTGAGE

     To secure the due and punctual payment of the Secured Moneys, the Mortgagor, as beneficial owner, hereby mortgages, pledges and assigns to the Mortgagee, and grants to the Mortgagee a security interest in, all of its right, title and interest in and to the following whether now owned or hereafter acquired:

     (a)  the Present Shares, on the date of this Mortgage;

     (b)  the New Rights, as the Mortgagor acquires them; and

     (c) the Deposited Shares, when the Certificates and Share Transfers in respect of those Shares are deposited in accordance with clause 2.3,

     by way of equitable mortgage.

2.2  CERTIFICATES AND SHARE TRANSFERS FOR PRESENT SHARES

     The Mortgagor shall deposit with the Mortgagee or its nominee, upon execution of this Mortgage:

     (a)  all Certificates in respect of the Present Shares; and

     (b) a Share Transfer or Share Transfers (in the form set out in schedule 2 and in number satisfactory to the Mortgagee) in respect of the Present Shares, with the name of the transferee and the date left blank.

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2.3  DEPOSITED SHARES

     The Mortgagor may at any time and in respect of any Shares deposit with the Mortgagee the Certificates and Share Transfers in respect of those Shares.

2.4  DOCUMENTS RELATING TO NEW RIGHTS

     The Mortgagor shall deposit with the Mortgagee or its nominee all certificates, transfers and other agreements or documents evidencing title to New Rights and sufficient to transfer all of the right, title and interest of the Mortgagor in the New Rights to the Mortgagee or its nominee.

2.5  DIVIDENDS AND VOTES

     Until an Event of Default or a Potential Event of Default occurs, the Mortgagor may:

     (a) exercise all rights (including voting rights) in connection with the mortgaged Property; and

     (b)  receive and retain all New Rights.

2.6  MORTGAGEE ENTITLED TO EXERCISE RIGHTS UPON DEFAULT

     If an Event of Default or a Potential Event of Default occurs:

     (a)  the Mortgagor's rights under clause 2.5 immediately cease;

     (b) the Mortgagee may exercise or refrain from exercising, in its sole discretion, any rights in connection with the Mortgaged Property; and

     (c)  the Mortgagee may receive and retain all New Rights.

2.7  REGISTRATION UPON DEFAULT

     If:

     (a)  an Event of Default or a Potential Event of Default occurs; and

     (b) at any time afterwards, the Mortgagee gives notice to the Mortgagor requiring it to do so,

     the Mortgagor shall do all things necessary to ensure that the Mortgaged Property is registered in the Mortgagee's name in accordance with any directions contained in that notice including, without limitation, obtaining any guarantee of the signature on the Share Transfer that may be required by the Company.

3.   REPRESENTATIONS AND WARRANTIES

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3.1  GENERAL REPRESENTATIONS AND WARRANTIES

     The Mortgagor represents and warrants to the Mortgagee that:

     (a) (STATUS) it is a company limited by shares incorporated, or taken to be incorporated, and existing under the laws of the Isle of Man and is not in liquidation, provisional liquidation or receivership, or under administration;

     (b)  (POWER) it has full legal capacity and power:

          (i) to own the Mortgaged Property and carry on its business as it is now being conducted; and

          (ii) to enter into, and exercise its rights and perform its obligations under, this Mortgage;

     (c) (AUTHORISATION) all conditions and things required by applicable law to be fulfilled or done (including the obtaining of any necessary Authorisations) in order:

          (i) to enable it lawfully to enter into, and exercise its rights and perform its obligations under, this Mortgage;

          (ii) to ensure that its payment obligations under this Mortgage rank and will continue to rank at all times in accordance with paragraph (e) below; and

          (iii) to make this Mortgage admissible in evidence in the courts specified in clause 22.2,

     have been fulfilled or done;

     (d) (OBLIGATIONS BINDING) this Mortgage constitutes its valid and legally binding obligations, enforceable against it in accordance with its terms except to the extent limited by equitable principles and laws affecting creditors' rights generally;

     (e) (RANKING OF OBLIGATIONS) its payment obligations under this Mortgage rank and will continue to rank at all times in priority to its present and future unsecured and unsubordinated payment obligations (including, without limitation, contingent obligations), other than those which are mandatorily preferred by law;

     (f) (NO CONTRAVENTION) neither its execution of, nor its exercise of its rights or performance of its obligations under, this Mortgage does or will:

          (i) contravene any applicable law to which it or any of its property is subject, or any order of any Government Agency binding on it or any of its property;

          (ii) contravene any Authorisation or require that any Authorisation be

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                obtained;

          (iii) Contravene any undertaking or instrument binding on it or any of its property;

          (iv)  contravene any provision of its constituent documents;

          (v) require it to make any payment or delivery in respect of any Financial Indebtedness before the scheduled date for that payment or delivery; or

          (vi) cause any limitation on its power to incur Financial Indebtedness to be exceeded;

     (g) (NO LITIGATION) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending or, to the knowledge of any of its officers, threatened against it or any of its property which, if adversely determined, could have a Material Adverse Effect on it or the Mortgaged Property;

     (h) (NO ENFORCEMENT OF SECURITY INTERESTS) no Controller is currently appointed in relation to any of its property;

     (i) (NO DEFAULTS) no Event of Default or Potential Event of Default has occurred and is continuing; and

     (m) (TRUST) in giving this Mortgage, it is not acting as trustee of any bust or settlement.

3.2  REPRESENTATIONS AND WARRANTIES ABOUT MORTGAGED PROPERTY

     The Mortgagor represents and warrants to the Mortgagee that:

     (a) (TITLE TO MORTGAGED PROPERTY) at the time each part of the Mortgaged Property is mortgaged in accordance with clause 2.1, it has good right and title to, and full power to mortgage, that part in the manner provided in this Mortgage, and that part is free from all Security interests;

     (b) (SHARES FULLY PAID) the Shares included in the Mortgaged Property are fully paid up; and

     (c) (NOT SUBJECT TO ESCROW) the Mortgaged Property is not subject to any escrow or other conditions imposed by the Uniform Commercial Code of the applicable states of the United States of America, the General

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          Corporation Law of the State of Delaware, the Articles of Association
          or under the rules of any stock exchange.

3.3  REPETITION OF REPRESENTATIONS AND WARRANTIES

     (a) All representations and warranties In this clause are taken by the Mortgagor on the date of each advance or accommodation made to the Mortgagor or the Debtor with reference to the facts and circumstances -subsisting on that date.

     (b) The representations and warranties contained in clause 3.2 are taken to be repeated by the Mortgagor on each date on which the Mortgagor acquires Mortgaged Property or a deposit is made under clause 2.4.

3.4  RELIANCE ON REPRESENTATIONS AND WARRANTIES

     The Mortgagor acknowledges that the mortgagee has taken this Mortgage and has agreed or will agree to provide advances and accommodation to the Mortgagor or the Debtor in reliance on the representations and warranties in this clause.

4.   MORTGAGOR'S UNDERTAKINGS.

4.1  GENERAL UNDERTAKINGS

     The Mortgagor shall:

     (a) (OBLIGATION TO PAY) punctually pay the Secured Moneys as and when they become due and payable in accordance with the terms of the Shortfall Indemnity or of any other agreement in writing between the Mortgagor or the Debtor and the Mortgagee or in the absence of any such agreement or after default under any such agreement on demand by the Mortgagee;

     (b) (INTEREST) on demand by the Mortgagee, pay interest on any part of the Secured Moneys:

          (i) which has become due and payable and remains unpaid, including interest payable under this clause (without allowing for any credit balance in any account of the Mortgagor or the Debtor with the Mortgagee); and

          (ii) on which neither the Mortgagor nor the Debtor is already required to pay interest by the terms of any agreement in writing between the Mortgagee and the Mortgagor or the Debtor relating to those moneys, such interest to be calculated at daily rests at whatever rate or rates the Mortgagee may from time to time determine, without prior or other notice to the Mortgagor or the Debtor and to accrue both before and (as a separate and independent obligation) after judgment;

     (c) (STATUTORY REQUIREMENTS) punctually comply with all statutes in force now or in the future and all ordinances, regulations and by-laws thereunder and
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          all requirements and orders of any authority statutory
          or otherwise, in all cases in which non-compliance would or might impose some charge or liability or disability upon the Mortgaged Property or any part of it or prejudicially affect the rights of the Mortgagee under this Mortgage;

     (d)  (REGISTRATION) forthwith at its own cost and expense:

          (i) lodge, or ensure that there are lodged, all certificates and other materials necessary to ensure that this Mortgage is registered (other than provisionally) pursuant to section 79 of the Companies Act 1931 of the Isle of Man; and

          (ii) cause this Mortgage to be registered or recorded in such other places as the Mortgagee may from time to time notify the Mortgagor if the Mortgagee is reasonably satisfied that such registration or recording is necessary or desirable to perfect this Mortgage or to protect the rights of the Mortgagee under this Mortgage;

     (e) (COMPANY DOCUMENTS) provide the Mortgagee with copies of all reports, balance sheets, accounts, notices, circulars and other documents which the Company, or any other body corporate which has issued any of the Deposited Shares, provides to its shareholders;

     (f) (ACCOUNTS) at the same time as any document, notice, balance sheet or accounts are required by the laws of the Isle of Man or any other legislation, the rules of any stock exchange or the constitution of the Mortgagor to be given to the members of the Mortgagor or any stock exchange, forward to the Mortgagee a copy of such item; and

     (g) (NO ADMINISTRATOR) not appoint an administrator without prior notice to the Mortgagee.

4.2  UNDERTAKINGS RELATING TO MORTGAGED PROPERTY

     The Mortgagor shall:

     (a) (OUTGOINGS) punctually pay all outgoings (including Taxes) that are or become due and payable on or in respect of the Mortgaged Property;

     (b) (PRESERVE AND PROTECT SECURITY) promptly do everything necessary and everything reasonably required by the Mortgagee to:

          (i)   preserve and protect the value of the Mortgaged Property; and

          (ii) protect and enforce its title and the Mortgagee's title as mortgagee to the Mortgaged Property;

     (c)  (LEGAL PROCEEDINGS) at the Mortgagee's request take or defend legal

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          proceedings for the protection or recovery of the Mortgaged Property or any rights of the Mortgagor under or in respect of any of it;

     (d)  (REGISTER) not request or consent to the removal of:

          (i) any of the Present Shares from the register on which they are recorded or registered as at the date of this Mortgage; or

          (ii) any of the Deposited Shares from the register on which they are recorded or registered at the date on which that Share is mortgaged in accordance with clause 2.1,

          without the prior consent of the Mortgagee;

     (e) (NEW RIGHTS) provide to the Mortgagee immediately after becoming aware of the New Rights, particulars of all New Rights and all documentary or other evidence of New Rights;

     (f) (TAKE UP) at the Mortgagee's request take up New Rights if, in the Mortgagee's opinion, failure to do so could mean the Mortgaged Property or this Mortgage may become materially lessened in value or prejudicially affected;

5.   RESTRICTIONS ON DEALING WITH MORTGAGED PROPERTY

     The Mortgagor shall not:

     (a) create or purport or attempt to create or suffer to subsist any Security Interest in respect of the Mortgaged Property ranking in priority to, equally with or after this Mortgage; or

     (b) sell or otherwise dispose of, create or allow the creation of any interest in, or part with possession of, any of the Mortgaged Property,

     without the prior consent of the Mortgagee.

6.   MORTGAGEES RIGHT TO MAKE GOOD A DEFAULT

     If the Mortgagor makes any default in duly performing any covenant or agreement on the part of the Mortgagor contained or implied in this Mortgage, the Mortgagee may in its discretion and without prejudice to its other rights under this Mortgage do all things and pay all moneys necessary or expedient in the opinion of the Mortgagee to make good or in attempting to make good such default to the satisfaction of the Mortgagee.

7.   ENFORCEMENT

7.1  EVENTS OF DEFAULT

     The Secured Moneys shall at the option of the Mortgagee and notwithstanding any delay or previous waiver of the right to exercise such option immediately become payable without the necessity for any demand or notice, and this Mortgage shall at

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     the option of the Mortgagee become enforceable (whether or not the Secured
     Moneys have become payable in this manner) in each of the following events:

     (a) (NON-PAYMENT) if any part of the Secured Moneys is not paid when due and payable;

     (b) (OTHER OBLIGATIONS) if the Mortgagor fails to perform any provision of this Mortgage requiring performance by it (other than a failure referred to elsewhere in this clause) and that failure is incapable of remedy or, if capable of remedy, continues for 7 Business Days after the Mortgagor receives a notice from the Mortgagee requiring that the failure be remedied;

     (c) (MISREPRESENTATION) if any representation, warranty or statement made or repeated in or in connection with this Mortgage is untrue or misleading (whether by omission or otherwise) in any material respect when so made or repeated;

     (d) (INVOLUNTARY WINDING UP) if any application is made for the winding up of the Mortgagor, the Debtor or any Guarantor and the application is not dismissed or withdrawn within 21 Business Days, or an order is made for the winding up of the Mortgagor, the Debtor or any Guarantor, except for the purpose of a reconstruction, amalgamation, merger or consolidation on terms approved by the Mortgagee before that application or order is made where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of that approval;

     (e) (VOLUNTARY WINDING UP) if the Mortgagor, the Debtor or any Guarantor passes a resolution for its winding up, except for the purpose of a reconstruction, amalgamation, merger or consolidation on terms approved by the Mortgagee before that resolution is passed where the reconstruction, amalgamation, merger or consolidation is implemented in accordance with the terms of that approval;

     (f) (RECEIVER OR LIQUIDATOR) if a receiver, receiver and manager, provisional liquidator, trustee for creditors or in bankruptcy or analogous person is appointed to, or the holder of a Security Interest takes (or appoints an agent or Controller to take) possession of, any property of the Mortgagor, the Debtor or any Guarantor;

     (g) (ADMINISTRATOR) if the Mortgagor or any other person appoints an administrator to the Mortgagor, the Debtor or any Guarantor, or takes any step to do so;

     (h)  (INSOLVENCY) if the Mortgagor, the Debtor or any Guarantor:

          (i)   suspends payment of its debts;

          (ii) ceases or threatens to cease to carry on all or a material part of its business; or

          (iii) is or states that it is, unable to pay its debts;

     (i) (COMPROMISE OR ARRANGEMENTS) if the Mortgagor, the Debtor or any Guarantor takes any step for the purpose of entering into a compromise or arrangement with any of its members, or creditors, generally or any class of them;

     (j) (DISTRESS OR OTHER EXECUTION) if the process of any court or authority is invoked against the Mortgagor, the Debtor or any Guarantor or any of the Mortgagor's, the Debtor's or Guarantor's property to enforce any judgment or order for the payment of money or the recovery of property and the Mortgagor, the Debtor or Guarantor is unable, within five Business Days, to satisfy the Mortgagee that there is no substantial basis for the judgment or order in respect of which the process was invoked;

     (k) (MAINTENANCE OF CAPITAL) if the Mortgagor, the Debtor or any Guarantor passes a resolution:

          (i) to permit the giving of financial assistance, whether directly or indirectly for the purpose of, or in connection with, an acquisition or proposed acquisition by a person of shares or of any right or interest in shares in the Mortgagor, Debtor or Guarantor or any holding company of the Mortgagor, Debtor or Guarantor;

          (ii)  for the reduction of its share capital;

          (iii) to limit its ability to make calls on its uncalled share capital; or

          (iv) approving the purchase by the Mortgagor, Debtor or Guarantor of any shares in itself other than redeemable preference shares;

     (l) (MATERIAL ADVERSE EFFECT) if a change occurs which could, or could in the opinion of the Mortgagee, have a Material Adverse Effect on the Mortgagor, the Debtor or my Guarantor or the Mortgaged Property;

     (m) (SECURITY INTERESTS) if the Mortgagor in contravention of clause 5 creates or permits to subsist any Security Interest relating to or affecting the Mortgaged Property or any part of it;

     (n) (COMPULSORY ACQUISITION) if all or a material part of the property of the Mortgagor, the Debtor or any Guarantor is compulsorily acquired by any

          Government Agency or the Mortgagor, the Debtor or any Guarantor sells or divests itself of all or a material part of its property pursuant to a binding order from a Government Agency, and the Mortgagor, the Debtor, or any Guarantor does not receive compensation for the acquisition, sale or disposal which is acceptable to the Mortgagee;

     (o) (INABILITY TO PERFORM) if the Mortgagor ceases for any reason to be able lawfully to carry out all the transactions which this Mortgage contemplates may be carried out by it;

     (p)  (PROVISIONS VOID) if all or any material provision of this Mortgage:

          (i) does not have effect or ceases to have effect in accordance with its terms; or

          (ii) is or becomes void, voidable, illegal, invalid or unenforceable other than by reason of equitable principles or laws affecting creditors' rights generally,

          or the Mortgagor claims any of the matters referred to in subparagraphs (i) and (ii) above to be the case; or

     (q) (DE-LISTING) any part of Mortgaged Property which has an official quotation on any stock exchange ceases to have an official quotation.

7.2  ENFORCEMENT NOTWITHSTANDING PRIOR PAYMENT

     This Mortgage may be enforced notwithstanding acceptance of any payment of interest or any other payment after any default and notwithstanding any previous or other default and without the necessity of any notice to or of any consent or concurrence on the part of the Mortgagor or any other person.

8.   POWERS OF MORTGAGEE ON ENFORCEMENT

8.1  POWERS

     At any time after this Mortgage becomes enforceable and from time to time thereafter the Mortgagee will have full power, without any consent on the part of the Mortgagor, to do all or any of the following:

     (a) (TAKE POSSESSION) to take possession of, collect and get in the Certificates, the Share Transfers and the whole or any part of the Mortgaged Property and for such purpose to take proceedings in the name of the Mortgagor or otherwise;

     (b) (REGISTRATION) to do everything necessary to obtain registration of the Mortgaged Property in the Mortgagee's name or in the name of any nominee of the Mortgagee and to enable the Mortgagee or any nominee of the Mortgagee to receive any New Rights;

     (c) (EXERCISE RIGHTS) to exercise all or any of the rights, powers, authorities and remedies conferred on the Mortgagee by this Mortgage and exercisable by the Mortgagee under or by virtue of this Mortgage;

     (d) (SELL) to sell or concur in selling, exchange or otherwise dispose of absolutely or conditionally all or any part of the Mortgaged Property either by public auction or private treaty or by tender for cash or on credit and either in one lot or in parcels and either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise and with power to allow the whole or any part of the purchase money to remain outstanding on the security of a mortgage over the property sold or over any other property or to remain owing without any security and upon other terms and conditions as the Mortgagee may consider expedient without being responsible for any loss;

     (e) (TRANSFER ON SALE) to execute Share Transfers and other transfers and assignments of all or any of the Mortgaged Property in the name and on behalf of the Mortgagor or otherwise, and to do all other acts and things for completing any sale under the preceding paragraph which the Mortgagee thinks necessary;

     (f) (GIVE RECEIPTS) to give effectual receipts for all moneys and other assets which may come into the hands of the Mortgagee in exercise of any power conferred by this Mortgage, which receipts will exonerate any person paying or handing over such moneys or other acts from all liability to see to their application or to enquire whether the Secured Moneys have become payable or otherwise as to the propriety or regularity of the powers of the Mortgagee under this Mortgage;

     (g) (RIGHTS OF A SHARE OWNER) to exercise all rights, actions and remedies available to any owner or holder, whether beneficial or otherwise, of any Shares included in the Mortgaged Property including, without limitation, rights available to an owner of Shares under the laws of the Isle of Man and the federal law and law of each state of the United States of America or any statute, or under the rules of any stock exchange;

     (h)  (NEW RIGHTS) to receive all New Rights;

     (i) (ALL OTHER ACTS) to do or cause to be done all such other acts and things without limitation as the Mortgagee thinks expedient in the interests of the Mortgagee and to do anything incidental to the exercise of any other power; and

     (j) (DELEGATE) to delegate to any person any of the powers conferred upon the Mortgagee by this subclause.

8.2  COMPLETION OF INSTRUMENTS

     Upon this Mortgage becoming enforceable, the Mortgagee or any of its Authorised

     Representatives may complete in favour of the Mortgagee or any appointee of the Mortgagee or any purchaser, lessee or mortgagee under any power, all Share Transfers and other transfers or instruments of whatever nature executed by or on behalf of the Mortgagor in blank and deposited with the Mortgagee as collateral security to this Mortgage.

9.   APPOINTMENT OF RECEIVER

9.1  APPOINTMENT

     At any time after this Mortgage becomes enforceable and from time to time thereafter and whether the Mortgagee has entered into possession of all or any of the Mortgaged Property or not, the Mortgagee or any Authorised Representative of the Mortgagee may:

     (a) appoint any person or any two or more persons jointly and severally to be a receiver or receiver and manager (or an additional receiver or receiver and manager) of all or any of the Mortgaged Property;

     (b) remove any such Receiver and in case of the removal retirement or death of any such Receiver appoint another as a replacement; and

     (c)  fix the remuneration of any such Receiver.

     Subject to clause 9.2, every Receiver appointed in exercise of the power conferred by this subclause, unless and until the Mortgagee by notice to the Mortgagor and to the Receiver requires that such Receiver acts as agent of the Mortgagee, will be the agent of the Mortgagor and the Mortgagor alone win be liable for his acts and defaults and remuneration.

9.2  RECEIVER OTHER THAN AS AGENT OF MORTGAGOR

     The power to appoint a Receiver under this clause 9 may be exercised notwithstanding that at the time when this Mortgage becomes enforceable or at the time when such an appointment is made, an order may have been made or a resolution may have been passed for the winding up of the Mortgagor and notwithstanding that a Receiver appointed in those circumstances may not, or may not in some respects, act as the agent of the Mortgagor.

9.3  POWERS OF RECEIVER

     The Receiver will have full power without any consent on the part of the Mortgagor to do all or any of the following:

     (a) perform all or any one or more of the acts and activities described in clauses 8.1 and 8.2;

     (b) perform all or any one or more of the acts and activities within the authority of the attorney of the Mortgagor appointed pursuant to clause 14; and

     (c) delegate to any person, for such time and upon such terms as the Mortgagee may approve, any of the powers conferred on him under this Mortgage.

10.  PROTECTION OF THE MORTGAGEE AND OTHER PERSONS

10.1 PROTECTION OF MORTGAGEE AND RECEIVER

     The Mortgagee is not obliged to give any notice of this Mortgage to any debtor or member of the Mortgagor or to any other person or to enforce payment of any moneys payable to the Mortgagor, or to take any steps or proceedings for any such purpose, but the Mortgagee may do so if it thinks fit. Neither the Mortgagee nor any of its Authorised Representatives nor any Receiver will be answerable for any omission or delay in that behalf or for any involuntary losses or irregularities which may happen in or about the exercise or nonexercise of any powers, rights or remedies conferred on the Mortgagee or Receiver by this Mortgage.

10.2 PROTECTION OF THIRD PARTIES

     Upon any sale, disposal or dealing purporting to be made in exercise of the powers contained in this Mortgage, no purchaser or other party to any disposal or dealing is:

     (a) bound to enquire whether any default has been made or as to the due appointment of any Receiver or otherwise as to the propriety or regularity of any such sale, disposal or dealing; or

     (b) affected by notice that any such sale, disposal or dealing is unnecessary or improper.

     Notwithstanding any irregularity or impropriety in any such sale, disposal or dealing it is to be treated, for the protection of the purchaser or other party to such disposal or dealing, as being authorised by such powers and will be valid and effectual accordingly.

10.3 CONFLICT OF INTERESTS

     The Mortgagee, each Authorised Representative of the Mortgagee or other Person appointed by the Mortgagee under this Mortgage, each administrator of the Mortgagor appointed by the Mortgagee, each Attorney and each Receiver may exercise the powers conferred by this Mortgage or by law even though that person may have a conflict of interests in exercising those powers or a direct or personal interest in the means or result of that exercise of those powers.

11.  APPLICATION OF MONEYS

11.1 MANNER AND ORDER

     All moneys received by any Receiver or by the Mortgagee under or by virtue of this Mortgage may be applied in the following manner and order.

     (a) (COSTS) first in payment of all costs, charges and expenses of the Mortgagee and any Receiver incurred in or incidental to the exercise or performance or attempted exercise or performance of any power or otherwise in relation to this Mortgage;

     (b) (OUTGOINGS) secondly in payment of such other outgoings as the Mortgagee or the Receiver shall think fit to pay;

     (c) (RECEIVER) thirdly in payment to the Receiver of any remuneration whether by way of commission or otherwise;

     (d) (INDEMNITIES) fourthly in payment to the Mortgagee and the Receiver of all amounts necessary to give effect to any indemnity contained in this Mortgage; and

     (e) (SECURED MONEYS) fifthly in payment to the Mortgagee of the Secured Moneys.

     and the surplus (if any) will belong to the Mortgagor or other persons entitled to it but:

     (f)  the surplus will not carry interest; and

     (g) the Receiver or the Mortgagee may pay the surplus to the credit of a bank account in the name of the Mortgagor or other persons entitled to it and will then be under no further liability in respect of it.

11.2 ONLY ACTUAL RECEIPTS CREDITED

     In applying any moneys towards satisfaction of the Secured Moneys the account of the Mortgagor will be credited only with so much of the money available for the purpose as is actually received by the Mortgagee, such credit to date from the time of such receipt.

11.3 COMPENSATION

     Any compensation which may become payable in respect of the Mortgaged Property will at the option of the Mortgagee be applicable in or towards repayment of the Secured Moneys. The Mortgagee is empowered to make any claim for such compensation and alone to agree, compromise and settle any such claim and to execute any necessary assurances and releases in the name of the Mortgagor and the Mortgagee. If any compensation comes into the hands of the Mortgagor before a final discharge of this Mortgage, the Mortgagor shall forthwith pay it to the Mortgagee.

12.  RECEIPTS

     The receipt of the Mortgagee, or any of its Authorised Representatives for any moneys payable to or receivable by the Mortgagee by virtue of this Mortgage will exonerate the person paying those moneys from all liability to enquire whether the Secured Moneys have become payable. Every such receipt will, as to the moneys paid or expressed to be received in that receipt, effectually discharge the person paying those moneys from its liability to do so, and from being concerned to see to the application or being answerable or accountable for any loss or misapplication of those moneys.

13.  POWER OF ATTORNEY

13.1 AUTHORITY

     All acts and things which under all or any of the covenants and agreements in this Mortgage contained or implied could or ought to be done by the Mortgagor or which the Mortgagee is by virtue of this Mortgage or by statute authorised or empowered to do may be done by any Attorney either in the name of the Mortgagee or the Mortgagor or of such Attorney.

13.2 APPOINTMENT

     For valuable consideration and as security for the performance of its obligations under this Mortgage, the Mortgagor irrevocably appoints the Mortgagee and each of its Authorised Representatives and as an independent appointment appoints any Receiver severally the true and lawful attorney of the Mortgagor for the purposes of clause 13.1 and also with full licence, power and authority at any time at the cost of the Mortgagor;

     (a) (ALL ACTS NECESSARY) to take all such steps and proceedings and to do and execute all such acts, deeds and things as are necessary or as to the Mortgagee or the Attorney seems expedient for securing or perfecting this Mortgage and to execute in favour of the Mortgagee any legal mortgages, Share Transfers, transfers, assignments and other assurances of any part of the Mortgaged Property in accordance with this Mortgage;

     (b) (RECOVER MORTGAGED PROPERTY) in the name and on behalf of the Mortgagor or in the name of the Mortgagee or the Attorney to ask, demand, sue for, recover and receive from any person and give effectual receipts for any part of the Mortgaged Property;

     (c) (RIGHTS OF A SHARE OWNER) to exercise all rights, actions and remedies available to any owner or holder, whether beneficial or otherwise, of any Shares included in the Mortgaged Property including, without limitation, rights available to an owner of Shares under the laws of the Isle of Man and the federal law and law of each state of the United States of America or any other statute, or under the rules of any stock exchange;

     (d) (GENERAL) generally to do, perform and execute all such further and other acts, deeds, Matters and things which become necessary or regarded by the Mortgagee or the Attorney as necessary for more satisfactorily securing the payment of the Secured Moneys as effectually as the Mortgagor could or might do the same; and

     (e) (APPOINT SUBSTITUTES) for all or any of the foregoing from time to time to appoint any substitute or substitutes and substitutes at pleasure to remove.

14.  CONTINUING SECURITY AND THIRD PARTY PROVISIONS

14.1 NOTWITHSTANDING SETTLEMENT

     This Mortgage is a continuing security notwithstanding any settlement of account, intervening payment or other matter or thing whatever until a final discharge of this Mortgage is given to the Mortgagor and will apply to the present and future balance of the Secured Moneys.

14.2 PREFERENCE

     If, after the Mortgagee applies any amount against any of the Secured Moneys, it forms the view that it is obliged to make a payment in respect of the amount so applied by it to any person under any law relating to bankruptcy, winding up or the protection of creditors;

     (a) the Mortgagee's rights are to be reinstated and will be the same in respect of that amount or the relevant part of it, as if the application, or the payment or transaction giving rise to it, had not been made; and

     (b) the Mortgagor shall immediately do anything (including the signing of documents) required by the Mortgagee to restore to the Mortgagee any Guarantee or Security Interest to-which it was entitled immediately before the application or the payment or transaction giving rise to it.

14.3 NATURE OF THIRD PARTY MORTGAGE

     This Mortgage:

     (a) is a principal obligation not ancillary or collateral to any other right or obligations; and

     (b) may be enforced against the Mortgagor without the Mortgagee first being required to exhaust any remedy it may have against the Debtor or to enforce any security it may hold with respect to the Secured Moneys.

14.4 MORTGAGOR'S LIABILITY ABSOLUTE

     The liability of the Mortgagor is absolute and is not affected by any act, omission, matter or thing which but for this subclause might operate to release or otherwise exonerate it from its obligations in whole or in part including, without limitations, any one or more of the following (whether occurring with or without the consent of any person):

     (a) the grant to the Debtor, the Mortgagor or any other person of any time, waiver or other indulgence or concession or the whole or partial discharge or release of the Debtor, the Mortgagor or any other person;

     (b) any transaction or arrangement that may take place between the Mortgagee and the Debtor, the Mortgagor or any other person;

     (c) the winding up or bankruptcy or death of, or the appointment of an administrator to, the Debtor, the Mortgagor or any other person;

     (d) the fact that the Mortgagee or any other person takes or fails to take any other Security Interest or Guarantee;

     (e) the fact that the Mortgagee or any other person exercises or refrains from exercising its rights under any other Security Interest or Guarantee or any of the rights, powers or remedies conferred on it by law or by any agreement or fails to recover, by exercise of any such rights, any moneys owing to the Mortgagee by the Debtor;

     (f) the variation (including a variation which increases the Secured Moneys), replacement, extinguishment, loss, release, discharge, abandonment or transfer either in whole or in part of any agreement or document relating to the Secured Moneys including any other Security Interest or Guarantee now or in the future held by the Mortgagee from any person;

     (g) the obligations of the Debtor or of any other person under any agreement relating to the Secured Moneys, including any other Security Interest or Guarantee, being or becoming wholly or partially illegal, void, voidable, unenforceable or disclaimed by a liquidator;

     (h) the failure by the Mortgagee to give notice to the Mortgagor of any default by the Debtor or any other person;

     (i) any legal limitation, disability, incapacity or other circumstances related to the Debtor, the Mortgagor or any other person;

     (j) the fact that any person who was intended to be bound as a surety in respect of the Secured Moneys does not become bound or, having done so, ceases to be so bound;

     (k) any laches, acquiescence, delay, acts, omission or mistake on the part of or suffered by the Mortgagee or any other person in relation to this Mortgage or any other Security Interest, Guarantee, agreement or negotiable instrument;

     (l) the Mortgagee's becoming a party to any compromise or scheme or assignment of property by or relating to the Debtor or the Mortgagor or the acceptance by the Mortgagee of any dividend or sum of money under any such compromise or scheme;

     (m) any judgment or rights which the Mortgagee may have or exercise against the Debtor, the Mortgagor or any other person; or

     (n) the opening of a new account by the Debtor with the Mortgagee or any other person or the operation of that new account.

14.5 LIMITATIONS ON MORTGAGOR'S RIGHTS

     Until the Secured Moneys have been discharged in full, the Mortgagor may not:

     (a) share in any security held or money received by the Mortgagee in respect of the Secured Moneys or stand in the place of the Mortgagee in respect of any such security or money;

     (b) take any steps to enforce a right or claim against the Debtor in respect of any money paid by the Mortgagor to the Mortgagee under this Mortgage; or

     (c) have or exercise any rights as surety in competition with the Mortgagee.

14.6 NO MARSHALLING

     The Mortgagee is not under any obligation to marshal in favour of the Mortgagor any security now or in the future held by the Mortgagee or any funds or assets that the Mortgagee may be entitled to receive or have a claim upon.

14.7 WINDING UP OR BANKRUPTCY OF DEBTOR

     If the Debtor is wound up or bankrupted, the Mortgagor irrevocably authorises the Mortgagee to:

     (a) prove for all Moneys which the Mortgagor has paid under this Mortgage; and

     (b) retain and carry into a suspense account and appropriate at the discretion of the Mortgagee any dividends received and all moneys received in respect of the Secured Moneys, until the Mortgagee has been paid the Secured Moneys in full.

15.  NO MERGER

     Nothing contained in this Mortgage will merge in, extinguish, postpone, lessen or otherwise prejudicially affect any other security now or in the future held by the Mortgagee or any right or remedy which the Mortgagee or any person claiming through the Mortgagee now has or in the future may have against the Mortgagor or any other person. No other security now or in the future held by the Mortgagee will in any way prejudicially affect the powers and provisions contained or implied in this Mortgage.

16.  LIABILITY FOR LOSS

16.1 MORTGAGEE NOT ACCOUNTABLE

     The Mortgagee will not be answerable or accountable for any loss of any kind whatever which may happen in or about the exercise or attempted exercise of, or failure to exercise, any of the powers contained in this Mortgage.

16.2 MORTGAGEE OR RECEIVER NOT LIABLE

     Neither the Mortgagee nor any of its Authorised Representatives nor any Receiver is liable by reason of the Mortgagee's or such Receiver's entering into possession of the Mortgaged Property or any part of it:

     (a) to account as mortgagee in possession or for anything except actual receipts; or

     (b) for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable.

     Every Receiver under this Mortgage is deemed as regards responsibility for loss, damage or misconduct to be the agent of the Mortgagor which will be solely responsible for the Receiver's actions and default.

17.  INDEMNITY

     To the maximum extent permitted by applicable law, the Mortgagee, every Authorised Representative of the Mortgagee and any Receiver, Attorney, agent, administrator of the Mortgagor or other person appointed under this Mortgage, or any applicable law, by or on behalf of the Mortgagee as mortgagee under this Mortgage, is entitled to be indemnified by the Mortgagor, and out of the Mortgaged Property, in respect of all liabilities and expenses incurred by it or Such person in the execution or purported execution of any of the powers, authorities or discretion vested in it or such person under, or under such applicable law in respect of, this Mortgage and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Mortgaged Property. The Mortgagee or Receiver may obtain and pay out of any moneys in its or his hands arising from the powers in this Mortgage all sums necessary to give effect to this indemnity.

18.  STATUTORY POWERS

18.1 MORTGAGEE'S POWERS

     The powers conferred on a mortgagee by any statute are in addition to the powers expressly conferred by this Mortgage and may be exercisable by the Mortgagee immediately upon or at any time after any default by the Mortgagor under this Mortgage without any notice or expiration of time under the statute being necessary. All other provisions of any statute are deemed to be negatived or varied only so far as they are inconsistent with the terms and provisions expressed in this Mortgage.

18.2 EXCLUSION

     Any statute, proclamation, order, regulation, ordinance or moratorium whether now existing or to come into force in the future which operates directly or indirectly so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect any rights, powers or remedies given by this Mortgage or accruing to the Mortgagee, or to modify, vary or affect in favour of the Mortgagor the obligations of the Mortgagor under this Mortgage, is negatived and excluded to the full extend that the Mortgagor may lawfully so agree.

19.  FURTHER ASSURANCE

     The Mortgagor shall, whenever requested by the Mortgagee and at the cost and expense of the Mortgagor, do or cause to be done anything requested by the Mortgagee:

     (a) for more satisfactorily assuring or securing to the Mortgagee the Mortgaged Property in a manner not inconsistent with any of the provisions of this Mortgage; or

     (b) for assisting in the execution or exercise of any power, including, without limitation, the execution of any other document or agreement; the delivery of documents or evidence of title including delivery of all Certificates or other documents of title and execution and delivery of blank Share Transfers or other transfers.

20.  DISCHARGE

     Subject to clause 14.2, when the Mortgagee is satisfied that all the Secured Moneys have been paid in full or satisfied in accordance with the provisions of this Mortgage and upon payment or retention of all costs, charges and expenses incurred by or payable to the Mortgagee, its Authorised Representatives or any Receiver or Attorney, the Mortgagee shall at the request and cost of the Mortgagor reconvey, surrender or release (whatever the case requires) to the Mortgagor or as it directs the Mortgaged Property or such part of it as then remains mortgaged in favour of the Mortgagee, freed and discharged from this Mortgage and all of its powers, authorities and provisions.

21.  NOTICES

21.1 METHOD OF GIVING NOTICES

     A notice, consent, approval or other communication (each a "NOTICE") under this Mortgage shall be in writing signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

     (a)  delivered;

     (b)  sent by pre-paid mail; or

     (c)  transmitted by facsimile,

     to that person's address.

21.2 TIME OF RECEIPT

     A Notice given to a person m accordance with this clause is treated as having been given and received:

     (a) if delivered on the day of delivery if delivered before 4:00 pm (local time in the place of receipt) an a Business Day, otherwise on the next Business Day;

     (b) if sent by pre-paid mail on the day of actual delivery if delivered before 4:00 pm (local time in the place of receipt) on a Business Day, otherwise on the next Business Day; and

     (c) if transmitted by facsimile and the transmission report states that it was sent in full and without error, on the day of transmission ff that report states that the transmission was completed before 4:00 pm (local time in the place oil receipt) on a Business Day (or the equivalent in another time zone), otherwise on the next Business Day.

21.3 ADDRESS FOR NOTICES

     For the purposes of this clause, a person (the "SENDER") may take the address and facsimile number of another person (the "RECIPIENT") to be:

     (a)  the address and number set out below; or

     (b) where the recipient notifies the sender of another address or number, the last address or number so notified to it:


     MORTGAGOR

     Attention:          Woodcombe Limited
                         Mr. David Browning
     Address:            C/- 90 Marine Terrace
                         Fremantle, Western Australia 6160
     Facsimile:          (08) 9335 1233

     MORTGAGEE

     Attention:          Manager - Specialised Leasing, Global Structured
                              Finance, ANZ Investment Bank
     Address:            Level 17, 530 Collins Street, Melbourne 3000
     Facsimile:          (03) 9273 1544

     LAW AND JURISDICTION

22.1 GOVERNING LAW

     This Mortgage is governed by the law in force in Victoria, Australia.

22.2 JURISDICTION

     The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in Victoria, Australia and any courts that may hear appeals from those courts in respect of any proceedings in connection with this Mortgage.

22.3 PROCESS AGENT

     The Mortgagor appoints Thornycroft Maritime & Associates (Aust.) Pty Ltd of 90 Marine Terrace, Fremantle, Western Australia, 6160 as its agent for the service of any writ, order or other legal process within Australia.

23.  GENERAL

23.1 SET-OFF

     If an Event of Default occurs, the Mortgagee may, without notice to the Mortgagor, combine, consolidate, merge or apply all or any part of any credit balance standing to any account of the Mortgagor with any office or branch of the Mortgagee or any amount available to the Mortgagee by way of set-off, lien or counterclaim in or towards satisfaction of the Secured Moneys. The Mortgagee may for this purpose:

     (a) redeem, vary the terms and conditions of, or appropriate all or any part Mortgagor and the Mortgagee on or under which the Mortgagee may be indebted to the Mortgagor, notwithstanding arty prior agreement to the contrary or the fact that the respective liabilities may not be expressed in the same currency;

     (b) effect any currency conversion the Mortgagee considers necessary or desirable; and

     (c) in the name of the Mortgagor, do all such acts and execute and deliver all such documents as may be required to effect any combination, consolidation, merger or application under this subclause.

23.2 WAIVER

     The non-exercise of or delay in exercising any poster or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the party to be bound by the waiver.

23.3 RIGHTS CUMULATIVE

     The rights and remedies provided in this Mortgage are cumulative and do not exclude any rights or remedies provided by law.

23.4 AMENDMENT

     Except to the extent provided in clause 23.2, this Mortgage may only be amended or supplemented in writing signed by the parties.

23.5 ASSIGNMENT

     (a) The Mortgagor may not assign or transfer all or any part of its rights or obligations under this Mortgage without the prior consent of the Mortgagee.

     (b) The Mortgagee may assign or transfer all or any part of its rights or obligations under this Mortgage without the consent of the Mortgagor.

23.6 MORTGAGEE'S STATEMENT CONCLUSIVE

     A statement, signed on behalf of the Mortgagee by any of its Authorised Representatives, as to any matter or of any amount (including, without limitation, the amount of the Secured Moneys) at the date specified in the statement is conclusive in the absence of manifest error.

23.7 SEVERABILITY

     Any provision in this Mortgage which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction if possible, so as to be valid and enforceable, and is Otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this Mortgage or affecting the validity or enforceability of that provision in any other jurisdiction.

23.8 COUNTERPARTS

     This Mortgage may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument. This Mortgage is binding upon the Mortgagor whether or not it has been executed by the Mortgagee.

23.9 ATTORNEYS

     Each attorney who executes this Mortgage on behalf of a party declares that the attorney has no notice of any revocation, suspension or variation of the power of attorney under the authority of which the attorney executes this Mortgage.

                                   SCHEDULE 1

                                 PRESENT SHARES



Name of Company:            Cover-All Technologies Inc. (formerly Warner
                            Insurance Services, Inc.)

No. of Shares:              330,000

Share Certificate Number:   22006

Par Value:                  $.01

Class:                      Common Stock

                                   SCHEDULE 2

                            IRREVOCABLE STOCK POWER


FOR VALUE RECEIVED, the Undersigned does hereby sell, assign and transfer to ________________________________________________________ (_____________) shares of the Common Stock of Cover-All Technologies Inc., a Delaware corporation (the "Corporation"), represented by Certificate No. __________, standing in the name of the undersigned on the books of said Corporation.

The undersigned does hereby irrevocably constitute and appoint ________________ __________ attorney to transfer the said stock on the books of the Corporation, with full power of substitution in the premises.

Dated:



WOODCOMBE LIMITED



By:
Name:
Title:

EXECUTED as a deed.


SIGNED, SEALED and DELIVERED for
WOODCOMBE LIMITED under power of
attorney in the presence of:                  /s/ David R. A. Browning
                                              --------------------------------
                                              Signature of attorney


/s/ Julianne M. Fitzsimon                     David R. A. Browning
----------------------------------            --------------------------------
Signature of witness                          Name of attorney

Julianne M. Fitzsimon                         10/9/98
----------------------------------            --------------------------------
Name of witness                               Date of power of attorney



SIGNED, SEALED and DELIVERED for
AUSTRALIA AND NEW ZEALAND
BANKING GROUP LIMITED under
power of attorney in the presence of:         /s/ Steven Mark Welsh
                                              --------------------------------
                                              Signature of attorney


/s/ Julianne M. Fitzsimon                     Steven Mark Welsh
----------------------------------            --------------------------------
Signature of witness                          Name of attorney



Julianne M. Fitzsimon                         3/7/98
----------------------------------            --------------------------------
Name of witness                               Date of power of attorney